UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2014

GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue Suite 270 Portland, Oregon 97239
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 13, 2014, Galena Biopharma, Inc., a Delaware corporation (the “Company” or "Galena"), entered into a License and Development Agreement (the “Agreement”) with Dr. Reddy’s Laboratories, Ltd. (“Dr. Reddy’s”), under which the Company granted Dr. Reddy’s exclusive rights to seek marketing approval in India for NeuVax™ (nelipepimut-S) product candidate for intradermal injection for the treatment of breast cancer following its approval by the U.S. Food and Drug Administration or the European Medicines Agency, and to market sell, and distribute NeuVax™ in India assuming such approval is obtained.

Under the Agreement, Dr. Reddy’s will assume responsibility for regulatory registration of NeuVax™ in India and commercialize the product in the region in exchange for making specified milestone payments and double-digit royalty payments to Galena based on future sales of NeuVax™. Under the Agreement, Dr. Reddy’s is also responsible for conducting a Phase 2 clinical study with NeuVax™ in gastric cancer.

The foregoing descriptions of the License and Development Agreement do not purport to be complete descriptions of the terms and conditions therein and are qualified in their entirety by reference to the full text of the Agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013. On January 14, 2014, the Company issued a press release announcing its partnership with Dr. Reddy’s, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated January 14, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	January 14, 2014	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D. President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated January 14, 2014.